Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart Announces Promotion of Jane Pocock to President

Dallas, Texas, July 8, 2026 — Copart, Inc. (NASDAQ: CPRT) today announced that Jane Pocock has been promoted to President of Copart, effective August 1, 2026.

Ms. Pocock joined Copart in January 2019 as Managing Director of Copart UK and has led one of the Company’s key international businesses through a period of significant growth and expansion. Under her leadership, Copart UK and Ireland has strengthened its operational footprint, expanded capacity, and delivered exceptional customer journeys for insurance carriers and their policyholders, commercial sellers, and Copart members. In her new role, Ms. Pocock brings proven experience pairing operational execution with technology-enabled products and services that help customers achieve better outcomes, while continuing to support the strong teams and customer relationships that have driven Copart’s success in the UK and Ireland.

Ms. Pocock has paired significant growth with thoughtful, people-oriented leadership. She has helped differentiate Copart’s customer experience through technology, service quality, and strong team execution. Her promotion reflects the Company’s confidence in the UK and Ireland business and its leadership team, as well as the opportunity to extend those strengths across Copart’s global platform. Prior to joining Copart, Ms. Pocock was Chief Executive of Vans Direct.

“Jane has delivered outstanding results while building strong teams and strengthening our culture,” said Jay Adair, Executive Chairman and incoming Chief Executive Officer of Copart. “For our insurance customers, commercial sellers, policyholders, and members, Jane brings immediate experience leading customer-focused growth at scale. Her promotion reflects both the strength of our UK and Ireland business and the opportunity to extend that proven leadership across Copart globally. We look forward to her contributions as President of Copart.”

“I am honored to serve as President of Copart,” said Ms. Pocock. “Copart’s success has always been driven by its people, its technology, and its relentless commitment to customers and members. I am proud of what our UK and Ireland teammates have accomplished, and I look forward to continuing to support that momentum while working with our teams around the world to grow, strengthen our differentiated products and services, and deliver exceptional customer experiences globally.”

About Copart

Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platforms connect vehicle consignors to approximately 1 million members in over 185 countries. Copart offers a comprehensive suite of vehicle remarketing services to insurance companies, financial institutions, dealers, rental car companies, charities, fleet operators, and individuals, and offers vehicles via auction to dealers, dismantlers, rebuilders, exporters, and the general public. With operations at over 250 locations in 11 countries, Copart sold more than 4 million units in the last year. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/register.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Copart Investor Relations

investor.relations@copart.com